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Exhibit 99.1

Contact:	D. Anthony Peay – (804) 832-2112 Senior Vice President/ Chief Financial Officer

Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moody, Dow Jones, Investor Relations Service

October 16, 2003	4:30 p.m.	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES REPORTS INCREASE IN 3rd QUARTER EARNINGS

FOR IMMEDIATE RELEASE (Bowling Green, Virginia)—Union Bankshares (Nasdaq: UBSH—News) is pleased to report net income for the quarter ended September 30, 2003 of $4,195,000, an increase of 4.6 % from $4,011,000 a year ago. Earnings per share on a diluted basis increased by 5.8% to $.55 from $.52 for the same quarter in 2002. Return on average equity for the quarter was 14.66%, and return on average assets for the same period was 1.37%, as compared to 15.72% and 1.53%, respectively, for the third quarter of 2002.

For the nine months ended September 30, 2003, net income increased to $12.5 million from $10.5 million for the same period in 2002, an increase of 18.6%. Over this same period, earnings per share on a diluted basis increased 18.1% to $1.63 from $1.38 for the same period in 2002. Return on average equity for the nine months ended September 30, 2003 was 15.08%, while return on average assets for the same period was 1.43%, compared to 14.78% and 1.40% respectively, for the nine months ended September 30, 2002.

For the third quarter net income for the mortgage banking segment increased to $830,000, an increase of $375,000 or 82.4% from $455,000 in the same quarter of 2002. For the quarter, net income for the community banking segment was $3.4 million, a decrease of $191,000 or 5.4% from $3.6 million for the third quarter of 2002. For the nine months ended September 30, 2003, net income for the community bank segment increased to $10.2 million from $9.5 million at September 30, 2002 , while the mortgage segment increased to $2.3 million from $984,000 for the same period in 2002.

For the Company, net interest income was up $651,000 or 6.3% from the third quarter of 2002. Average earning assets grew to $1.141 billion compared to $979.2 million in the prior year quarter providing the Company with a higher earnings base compared to last year. This volume growth offset a decrease of 43 basis points in the net interest margin (FTE) which decreased to 4.03% in the third quarter of 2003, down from 4.46% in the same quarter of 2002, and down from 4.20% in the second quarter of 2003.

Loans increased 21.9% or $150.6 million from the third quarter of 2002 and 17.1% or $122.2 million from the end of 2002. Loans for the third quarter compared to the second quarter of 2003 increased 6.1% or $48.2 million. Yields on loans (FTE) decreased from 7.37% during the third quarter of 2002 and from 6.81% in the second quarter 2003 to 6.45% for the third quarter of 2003. The cost of funds also declined, from 2.99% in the third quarter of 2002 and 2.70% for the second quarter of 2003 to 2.53% in the third quarter of 2003. Loan yields declined by 36 basis points between the second and third quarters of 2003 while deposits and other borrowings declined by only 17 basis points which led to the narrowed margin. Deposit levels were up $137.1 million, or16.1%, from the third quarter of 2002 and $31.1 million, or 3.3%, from the second quarter of 2003.

For the quarter ended September 30, 2003, the provision for loan losses was $903,000 up $253,000 from $650,000 a year earlier. This increased provision is attributable to strong loan growth and the impact of a single credit relationship reported in the second quarter of 2003. At the end of June, two credits totaling $8.1 million were placed on non-accrual status with $550,000 in loan loss reserves allocated. The Company continues to work with the borrower to protect its interest, but has allocated an additional $335,000 in loan loss reserves to this relationship. Despite this problem asset, overall asset quality remains strong. At September 30, 2003, nonperforming assets totaled $9.5 million, but $1.4 million excluding the above credit. The allowance for loan losses is up slightly at 1.32% of gross loans from 1.30% a year earlier.

Noninterest income for the third quarter increased $2.0 million or 41.5% from a year ago and reflected a $1.4 million or 49.8% increase in gains on sales of loans. Service charges on deposit accounts showed an increase of $600,000 or 55.6% for the same period, reflecting the 25.9% increase in noninterest bearing deposit accounts and a full quarter’s impact of a new overdraft protection product introduced during the prior quarter.

Noninterest expense for the third quarter 2003 increased by $1.9 million or 20.9% from a year ago while assets grew by 13.6%. A significant portion of the growth in expenses was related to increased commissions ($663,000) on mortgage loan sales and to expenses associated with both the Thornburg branch which opened in August 2002, the loan production offices in Manassas and Richmond and new product advertisements. The Company continues to focus on expense controls to create greater operating efficiencies as it grows, but realizes that infrastructure growth and market expansion in the future will impact expenses before adding meaningful income.

“We are pleased with the overall performance of the Company for the first nine months of 2003, particularly in a challenging economic environment”, said President G. William Beale. “Our mortgage segment has produced tremendous results and favorably impacted the Corporation’s profitability again in the third quarter. The community bank segment continues to report strong profits amid a number of growth initiatives.

“As expected, the movement in long-term rates slowed mortgage loan production in September and we expect it will reduce net income in the mortgage segment in the fourth quarter of 2003. Refinance activity accounted for 48% of our $171 million in mortgage originations during the quarter, down from 55% in the second quarter. These refinance levels are less than industry averages and reflect a greater focus by our lenders on recurring business with builders and realtors which we hope will translate to continued strong levels of non-refinance originations.

“The community banking sector has continued to perform well. The effect of the final rate cut by the Fed was absorbed by reduced asset yields in the third quarter. Strong competition for loan assets, driven by excess liquidity in banks also diluted bank asset yields. We expect the net interest margin to be stable during the fourth quarter and, because our balance sheet is currently asset sensitive, the margin should improve in a rising rate environment.

“We continue to invest in people and additional locations to take advantage of opportunities created by recent mergers in our market. These include a new full-service branch at Parham and Three Chopt, adjacent to our Loan Production Office, which received regulatory approval in August and is expected to open in late 2003. We have also leased space in a Fas Mart convenience store located on Pouncey Tract Road also in the West End of Richmond and, subject to regulatory approval, expect to open it in November 2003. While we expect these initiatives and the previously announced branch additions on Pole Green Road and on Rt 360 in Mechanicsville to create some short-term drag on earnings, we expect they will contribute greatly to the long term growth and profitability of our Company.”

At September 30, 2003 total assets were $1.215 billion, up 13.6% from $1.070 billion at September 30, 2002. Deposits increased to $989.2 million, up $137.1 million or 16.1% over $852.1 million at the end of the third quarter 2002 while loans totaled $837.0 million, up $150.6 million or 21.9% over third quarter 2002 levels. Securities declined to $239.4 million at September 30, 2003 compared to $265.6 million a year earlier. The Company’s capital position remains strong with an equity-to-assets ratio of 9.5%.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (19 locations in the counties of Caroline, Hanover, King George, King William, Spotsylvania, Stafford, Westmoreland and the City of Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg in Williamsburg and Newport News. Union Bank & Trust also operates loan production offices in Manassas and Richmond, Virginia. The new Richmond Loan Production Office is located at Parham and Three Chopt Roads, close to the Regency Square shopping mall. In addition, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Key Financial Data	For the three months ended		For the nine months ended
	September 30,		September 30,
	2003	2002	2003	2002
RESULTS OF OPERATIONS
Interest income	$16,945	$16,441	$50,222	$48,427
Interest expense	5,967	6,114	18,051	18,421

Net interest income	10,978	10,327	32,171	30,006
Provision for loan losses	903	650	1,935	2,219

Net interest income after provision for loan losses	10,075	9,677	30,236	27,787
Noninterest income	6,683	4,724	17,570	12,384
Noninterest expenses	10,959	9,067	30,503	26,365

Income before income taxes	5,799	5,334	17,303	13,806
Income tax expense	1,604	1,323	4,828	3,284

Net income	4,195	4,011	12,475	10,522

Interest earned on loans (Fully Tax Equivalent)	$14,109	$12,911	$40,828	$37,787
Interest earned on securities (FTE)	3,436	4,144	11,222	12,551
Interest earned on earning assets (FTE)	17,558	17,118	52,162	50,512
Net interest income (FTE)	11,595	11,004	34,121	32,091
Net income (FTE)	4,881	4,759	14,631	12,815
Interest expense on certificate of deposits	4,390	4,207	13,238	12,763
Interest expense on interest bearing deposits	4,908	5,048	15,030	15,297
Core deposit intangible amortization	143	148	432	444
Net income—community banking segment	$3,365	$3,556	$10,181	$9,538
Net income—mortgage banking segment	830	455	2,294	984
KEY PERFORMANCE RATIOS
Return on average assets (ROA)	1.37%	1.53%	1.43%	1.40%
Return on average equity (ROE)	14.66%	15.72%	15.08%	14.78%
Efficiency ratio	62.05%	60.25%	61.32%	62.20%
Efficiency ratio (excluding mortgage segment)	59.05%	56.36%	58.83%	58.26%
Net interest margin (FTE)	4.03%	4.46%	4.16%	4.55%
Yield on earning assets (FTE)	6.10%	6.94%	6.36%	7.15%
Cost of interest bearing liabilities	2.53%	2.99%	2.67%	3.11%
PER SHARE DATA
Net income per share—basic	$0.55	$0.53	$1.64	$1.39
Net income per share—diluted	0.55	0.52	1.63	1.38
Cash EPS	0.56	0.53	1.67	1.42
Cash dividends paid (semi-annual payment)	—	—	0.29	0.25
Book value per share	15.17	13.80	15.17	13.80
Tangible book value per share	14.39	12.94	14.39	12.94

FINANCIAL CONDITION
Assets	$1,215,430	$1,070,371	$1,215,430	$1,070,371
Loans, net of unearned income	836,984	686,405	836,984	686,405
Earning assets	1,140,589	1,001,531	1,140,589	1,001,531
Goodwill	864	864	864	864
Other intangibles	5,068	5,649	5,068	5,649
Deposits	989,204	852,123	989,204	852,123
Stockholders’ equity	115,376	104,322	115,376	104,322
AVERAGES
Assets	$1,211,132	$1,042,238	$1,162,963	$1,006,858
Loans, net of unearned income	816,453	675,039	768,748	646,877
Loans held for sale	68,916	25,390	51,718	22,492
Securities	246,335	261,389	258,654	259,246
Earning assets	1,141,480	979,232	1,096,204	943,940
Deposits	965,187	827,044	936,253	803,602
Certificates of deposit	489,929	421,705	480,557	412,508
Interest bearing deposits	815,835	708,757	799,043	691,852
Borrowings	119,710	103,999	104,052	99,958
Interest bearing liabilities	935,545	812,756	903,095	791,810
Stockholders’ equity	113,513	101,209	110,639	95,178
ASSET QUALITY
Beginning balance Allowance for loan loss	$10,252	$8,434	$9,179	$7,336
plus provision for loan loss	903	649	1,935	2,219
less charge offs	(292)	(290)	(745)	(993)
plus recoveries	202	153	696	384

Allowance for loan losses	11,065	8,946	11,065	8,946
Allowance as % of total loans	1.32%	1.30%	1.32%	1.30%
Nonaccrual loans	$9,100	$530	$9,100	$530
Foreclosed properties & real estate investments	444	781	444	781

Total nonperforming assets	9,544	1,311	9,544	1,311
Loans past due 90 days and accruing interest	1,038	1,408	1,038	1,408

Total nonperforming assets plus 90 days	10,582	2,719	10,582	2,719
Nonperforming assets to loans plus foreclosed properties	1.14%	0.19%	1.14%	0.19%
OTHER DATA
Market value per share at period-end	$30.37	$24.93	$30.37	$24.93
Price to book value ratio	2.00	1.81	2.00	1.81
Price to earnings ratio	13.97	13.55	13.97	13.55
Weighted average shares outstanding, basic	7,606,890	7,560,347	7,598,994	7,549,556
Weighted average shares outstanding, diluted	7,685,285	7,634,621	7,668,239	7,613,550
Shares outstanding at end of period	7,607,677	7,560,817	7,607,677	7,560,817
Shares repurchased	—	—	1,000	—
Average price of repurchased shares	—	—	24.07	—
Mortgage loan originations	171,279,806	100,219,729	443,986,110	258,308,705
% of originations that are refinances	48.6%	35.6%	53.9%	33.7%
End of period full time equivalent employees	477	439	477	439
Number of full service branches	31	31	31	31
Number of Bank subsidiaries	4	4	4	4
Number of ATMs	31	30	31	30

UNION BANKSHARES CORPORATION Comparative Balance Sheets
			Change
(Dollars in thousands)	09/30/2003	09/30/2002	$	%
ASSETS
Cash and due from banks	$27,224	$27,621	$(397)	-1.44%
Interest-bearing deposits in other banks	4,740	4,618	122	2.64%
Money market investments	105	199	(94)	n/m
Federal funds sold	18,728	4,964	13,764	n/m

Total cash and cash equivalents	50,797	37,402	13,395	35.81%

Securities available for sale, at fair value	239,405	265,601	(26,196)	-9.86%

Total securities	239,405	265,601	(26,196)	-9.86%

Loans held for sale	40,627	39,744	883	2.22%
Loans, net of unearned income	836,984	686,405	150,579	21.94%
Less allowance for loan losses	(11,065)	(8,946)	(2,119)	23.69%

Net loans	825,919	677,459	148,460	21.91%

Bank premises and equipment, net	25,624	21,587	4,037	18.70%
Other real estate owned	444	781	(337)	-43.15%
Other assets	32,614	27,797	4,817	17.33%

Total assets	$1,215,430	$1,070,371	$145,059	13.55%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing demand deposits	$164,943	$131,018	$33,925	25.89%
Interest-bearing deposits:
NOW accounts	140,853	120,887	19,966	16.52%
Money market accounts	97,423	83,607	13,816	16.52%
Savings accounts	91,676	81,453	10,223	12.55%
Time deposits of $100,000 and over	165,507	137,675	27,832	20.22%
Other time deposits	328,802	297,483	31,319	10.53%

Total interest-bearing deposits	824,261	721,105	103,156	14.31%

Total deposits	989,204	852,123	137,081	16.09%

Customer repurchase agreements	36,757	39,919	(3,162)	-7.92%
Long-term borrowings	66,498	62,010	4,488	7.24%

Total borrowings	103,255	101,929	1,326	1.30%
Other liabilities	7,595	11,997	(4,402)	-36.69%

Total liabilities	1,100,054	966,049	134,005	13.87%

Stockholders’ equity
Common stock	15,215	15,122	93	0.61%
Surplus	1,828	1,024	804	78.52%
Retained earnings	92,271	80,057	12,214	15.26%
Unrealized gain on securities available
for sale, net of deferred taxes	6,062	8,119	(2,057)	-25.34%

Total stockholders’ equity	115,376	104,322	11,054	10.60%

Total liabilities and stockholders’ equity	$1,215,430	$1,070,371	$145,059	13.55%

Union Bankshares Corporation

Comparative Income Statements

	Three Months Ended		Change
(in thousands)	09/30/2003	09/30/2002	$	%
Interest income:
Interest and fees on loans	$14,033	$12,827	$1,206	9.4%
Interest on Federal funds sold	8	58	(50)	-86.2%
Interest on interest bearing deposits with other banks	5	5	—	0.0%
Interest on money market investments	—	1	(1)	N/M
Interest on investments:
Taxable	1,855	2,396	(541)	-22.6%
Tax exempt	1,044	1,154	(110)	-9.5%

Total interest income	16,945	16,441	504	3.1%

Interest expense:
Interest on deposits	4,908	5,048	(140)	-2.8%
Interest on Federal funds	38	—	38	N/M
Interest on short-term borrowings	80	136	(56)	-41.2%
Interest on long-term borrowings	941	930	11	1.2%

Total interest expense	5,967	6,114	(147)	-2.4%

Net interest income	10,978	10,327	651	6.3%
Provision for loan losses	903	650	253	38.9%
Net interest income after provision for loan losses	10,075	9,677	398	4.1%

Noninterest income:
Service charges on deposit accounts	1,679	1,079	600	55.6%
Other service charges and fees	635	657	(22)	-3.3%
Gains (losses) on securities transactions, net	—	1	(1)	N/M
Gain on sales of loans	4,084	2,722	1,362	50.0%
Gains (losses) on other real estate owned and bank premises, net	10	77	(67)	-87.0%
Other operating income	275	188	87	46.3%

Total noninterest income	6,683	4,724	1,959	41.5%

Noninterest expenses:
Salaries and benefits	6,920	5,510	1,410	25.6%
Occupancy expenses	687	589	98	16.6%
Furniture and equipment expenses	669	639	30	4.7%
Other operating expenses	2,683	2,329	354	15.2%

Total noninterest expenses	10,959	9,067	1,892	20.9%

Income before income taxes	5,799	5,334	465	8.7%
Income tax expense	1,604	1,323	281	21.2%

Net income	$4,195	$4,011	$184	4.6%

Union Bankshares Corporation

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the three months ended September 30,
	2003			2002
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
	(Dollars in thousands)
Assets:
Securities:
Taxable	$162,768	$1,854	4.52%	$169,358	$2,396	5.61%
Tax-exempt(1)	83,568	1,582	7.51%	92,031	1,747	7.53%

Total securities	246,336	3,436	5.53%	261,389	4,143	6.29%
Loans, net	816,453	13,271	6.45%	675,039	12,554	7.38%
Loans held for sale	68,916	838	4.82%	25,390	357	5.58%
Federal funds sold	7,329	8	0.43%	16,013	58	1.44%
Money market investments	140	—	0.00%	120	1	3.31%
Interest-bearing deposits in other banks	2,306	5	0.86%	1,280	5	1.55%

Total earning assets	1,141,480	17,558	6.10%	979,231	17,118	6.94%
Allowance for loan losses	(10,592)			(8,614)
Total non-earning assets	80,243			71,621

Total assets	$1,211,131			$1,042,238

Liabilities & Stockholders’ Equity:
Interest-bearing deposits:
Checking	$138,556	120	0.34%	$122,684	259	0.84%
Money market savings	96,110	222	0.92%	84,763	309	1.45%
Regular savings	91,240	170	0.74%	79,604	265	1.32%
Certificates of deposit:
$100,000 and over	163,326	1,569	3.81%	133,987	1,392	4.12%
Under $100,000	326,603	2,827	3.43%	287,718	2,823	3.89%

Total interest-bearing deposits	815,835	4,908	2.39%	708,756	5,048	2.83%
Other borrowings	119,710	1,055	3.50%	103,999	1,066	4.07%

Total interest-bearing liabilities	935,545	5,963	2.53%	812,755	6,114	2.98%
Noninterest bearing liabilities:
Demand deposits	149,352			118,288
Other liabilities	12,721			9,986

Total liabilities	1,097,618			941,029
Stockholders’ equity	113,513			101,209

Total liabilities and stockholders’ equity	$1,211,131			$1,042,238

Net interest income		$11,595			$11,004

Interest rate spread			3.57%			3.95%
Interest expense as a percent of average earning assets			2.07%			2.48%
Net interest margin			4.03%			4.46%

(1)	Income and yields are reported on a taxable equivalent basis.